Exhibit 4.6

EXECUTION VERSION

AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO SECURITY AGREEMENT

AMENDMENT AGREEMENT TO CREDIT AGREEMENT AND SECURITY AGREEMENT, dated as of March 17, 2014 (this “Amendment”), by and among GRIFOLS WORLDWIDE OPERATIONS USA, INC. (the “U.S. Borrower”), GRIFOLS WORLDWIDE OPERATIONS LIMITED (the “Foreign Borrower”), GRIFOLS, S.A. (the “Parent”), each of the other Loan Parties named on the signature pages hereto, the Lenders named on the signature pages hereto and DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as administrative agent (in such capacity and including any successors, the “Administrative Agent”), and as collateral agent.  All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Credit Agreement (as defined below) as the context may require.

W I T N E S S E T H:

WHEREAS, the U.S. Borrower, the Foreign Borrower, the Parent, certain subsidiaries of the Parent, the Lenders party thereto from time to time and the Administrative Agent are parties to that certain Credit and Guaranty Agreement, dated as of February 27, 2014 (as amended, modified and supplemented from time to time, the “Credit Agreement”);

WHEREAS, the U.S. Borrower, the Foreign Borrower, certain subsidiaries of the Parent, and DBNY, in its capacity as the Collateral Agent, are parties to that certain U.S. Pledge and Security Agreement, dated as of February 27, 2014 (as amended, modified and supplemented from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Lenders have extended and agreed to extend credit to the Borrowers;

WHEREAS, the Loan Parties and the Lenders party to the Credit Agreement as of the Effective Date have agreed to amend the Credit Agreement (including the exhibits and schedules thereto) in the form attached hereto as Exhibit A (the “Amended Credit Agreement”) and to amend the Security Agreement in the form attached hereto as Exhibit B (the “Amended Security Agreement” and together with the Amended Credit Agreement, the “Amended Loan Documents”), in each case, in accordance with the terms of Section 10.05 of the Credit Agreement;

NOW, THEREFORE, IT IS AGREED:

Section 1.                                           Amendment of Credit Agreement and Security Agreement. The Loan Parties, the Required Lenders under the Credit Agreement and the other parties hereto each agree that, in reliance on the representations and warranties set forth herein and subject to the satisfaction or waiver of the conditions precedent set forth in Section 4 hereof, (a) the Credit Agreement (together with the exhibits and schedules thereto) is, effective as of the Effective Date, hereby amended as reflected in the Amended Credit Agreement attached as Exhibit A hereto and (b) the Security Agreement is, effective as of the Effective Date, hereby amended as reflected in the Amended Security Agreement attached as Exhibit B hereto.

Section 2.                                           Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, each of the Loan Parties represents and warrants to each of the Lenders and the Issuing Bank that, as of the date hereof:

(a)                                 the representations and warranties set forth in Article IV of the Amended Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as if made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that to the extent any such representation and warranty is already qualified by materiality or Material Adverse Effect, such representation and warranty shall be true and correct in all respects.

(b)                                 each Loan Party has the requisite power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment and each of the Amended Loan Documents.  The execution and delivery of this Amendment and the performance by each Loan Party of this Amendment and each of the Amended Loan Documents have been duly approved by all necessary organizational action of each such Loan Party;

(c)                                  this Amendment has been duly executed and delivered by each Loan Party that is a party hereto and thereto and this Amendment is the legally valid and binding obligation of such Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and

(d)                                 no Default or Event of Default has occurred and is continuing.

Section 3.                                           Reaffirmation.

(a)                                 Each Loan Party reaffirms its guaranty of the Obligations pursuant to the Credit Agreement as amended hereby.  Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment.  Each Loan Party hereby confirms that each Loan Document to which it is a party or is otherwise bound will continue to be in full force and effect as amended by this Amendment and all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Amendment.

(b)                                 It is the intention of each of the parties hereto that the Credit Agreement and Security Agreement be amended so as to preserve the perfection and priority of all Liens securing Indebtedness and Obligations under the Credit Agreement and the other Loan Documents and that all Indebtedness and Obligations of the Loan Parties thereunder shall be secured by the Liens evidenced under the Security Documents and that neither this Amendment nor the transactions contemplated thereby constitute a novation or termination of the Indebtedness and Obligations existing under the Credit Agreement and the other Loan Documents (or serve to terminate Sections 9.06, 10.02 or 10.03 of the Credit Agreement or any of the Borrowers’ obligations thereunder).  The parties hereto further acknowledge and agree that

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this Amendment constitutes an amendment of the Credit Agreement and the Security Agreement made under and in accordance with the terms of Section 10.05 of the Credit Agreement.

Section 4.                                           Conditions Precedent to Effectiveness.  The effectiveness of this Amendment shall be subject to the following conditions precedent (the date on which such conditions have been satisfied (or waived) is referred to herein as the “Effective Date”).

(a)                                 the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrowers, the Guarantors and the Collateral Agent; and

(b)                                 the Administrative Agent shall have received from the Required Lenders duly executed counterparts of this Amendment.

Section 5.                                           Miscellaneous Provisions.

(a)                                 The Parent and the Borrower Representative acknowledge and agree that each of the Loan Documents to which it is a party or otherwise bound (except as expressly amended hereby) shall continue in full force and effect and that all of its obligations thereunder and the obligations of the other Loan Parties party thereto shall continue, shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

(b)                                 This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provisions of the Credit Agreement, the Security Agreement or any other Loan Document.

(c)                                  This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered (including by facsimile or electronic transmission) shall be an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof.  A complete set of counterparts shall be lodged with the Borrower Representative and the Administrative Agent.

(d)                                 Each Lender (as defined in the Credit Agreement) that delivers an executed counterpart of this Amendment on or prior to the Effective Date hereby consents to this Amendment and the transactions contemplated hereby.

(e)                                  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(f)                                   From and after the Effective Date, all references in the Credit Agreement, Security Agreement and each of the other Loan Documents to the Credit Agreement, shall be deemed to be references to the Credit Agreement and the Security Agreement, respectively, as

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modified hereby.  This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement and each of the other Loan Documents.

(g)                                  This Amendment shall be binding upon and inure to the benefit of the Borrowers and the Guarantors and each of their respective successors and assigns, and upon the Administrative Agent and the Lenders and their respective successors and assigns.

(h)                                 Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Remainder of Page Intentionally Left Blank]

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DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent, Collateral Agent, Issuing Bank and Lender

By:	/s/ Michael Winters
	Name:	Michael Winters
	Title:	Vice President

By:	/s/ Kirk L. Tashjian
	Name:	Kirk L. Tashjian
	Title:	Vice President

[Amendment to Grifols Credit Agreement]

NOMURA CORPORATE FUNDING AMERICAS, LLC,
as Lender

By:	/s/ Carl Mayer
	Name:	Carl Mayer
	Title:	Managing Director

NOMURA INTERNATIONAL PLC,
as Lender

By:	/s/ Luca Tassan
	Name:	Luca Tassan
	Title:	Managing Director

[Amendment to Grifols Credit Agreement]

BANCO BILBAO VIZCAYA ARGENTARIA,
S.A.,
as Lender

By:	/s/ Iñigo de Basterrechea
	Name:	Iñigo de Basterrechea / Pablo Arsuaga
	Title:	Authorized Signatories

[Amendment to Grifols Credit Agreement]

HSBC BANK USA, N.A.,
as Lender

By:	/s/ Richard Jackson
Name:	Richard Jackson
Title:	Managing Director

HSBC BANK PLC, Sucursal en espaÑa
as Lender

By:	/s/ Narcis Francai
	Name:	Narcis Francai
	Title:	HSBC Bank Plc, Suc. en Esp.

By:	/s/ Arturo Deus
	Name:	Arturo Deus
	Title:	Director

[Amendment to Grifols Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.,
as Lender

By:	/s/ Pramod Raju
	Name:	Pramod Raju
	Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A.,
as Lender

By:	/s/ Pramod Raju
	Name:	Pramod Raju
	Title:	Authorized Signatory

[Amendment to Grifols Credit Agreement]

Accepted and agreed to as of the date first above written:

GRIFOLS WORLDWIDE OPERATIONS LIMITED

By:	/s/ Tomás Dagá Gelabert
	Name:	Tomás Dagá Gelabert
	Title:	Director

GRIFOLS, S.A.

By:	/s/ Victor Grifols Roura
	Name:	Victor Grifols Roura
	Title:	President and Chief Executive Officer

GRIFOLS INC.

By:	/s/ David Bell
	Name:	David Bell
	Title:	Corporate Vice President

GRIFOLS THERAPEUTICS INC.

By:	/s/ David Bell
	Name:	David Bell
	Title:	Corporate Vice President

[Amendment to Grifols Credit Agreement]

GRIFOLS BIOLOGICALS INC.

By:	/s/ David Bell
	Name:	David Bell
	Title:	Corporate Vice President

INSTITUTO GRIFOLS, S.A.

By:	/s/ Victor Grifols Roura
	Name:	Victor Grifols Roura
	Title:	President and Chief Executive Officer

BIOMAT USA, INC.

By:	/s/ David Bell
	Name:	David Bell
	Title:	Chairman

GRIFOLS DIAGNOSTIC SOLUTIONS INC.

By:	/s/ David Bell
	Name:	David Bell
	Title:	Director

[Amendment to Grifols Credit Agreement]

GRIFOLS WORLDWIDE OPERATIONS USA, INC.

By:	/s/ David Bell
	Name:	David Bell
	Title:	Director

[Amendment to Grifols Credit Agreement]

EXHIBIT A

CREDIT AND GUARANTY AGREEMENT

(See Attached)

EXHIBIT B

U.S. SECURITY AND PLEDGE AGREEMENT

(See Attached)

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